[DESCRIPTION]  FORM 8-K


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				UNITED STATES
		      SECURITIES AND EXCHANGE COMMISSION

			   Washington, D.C.  20549

				   FORM 8-K

				CURRENT REPORT

		      Pursuant to Section 13 or 15(d)
		  of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 19, 1997


			  MICROS-TO-MAINFRAMES, INC.
	     (Exact name of registrant as specified in its charter)


     New York                         022122                13-3354896

  (State or Other Jurisdiction (Commission File Number) (IRS Employer Ident.
      of Incorporation)                                   Number)


		 614 Corporate Way, Valley Cottage, New York 10989
		  (Address of Principal Executive Offices)  (Zip Code)


				  (914) 268-5000
		  Registrant's telephone number, including area code


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Item 5. Other Events

     On December 19, 1997, a lawsuit was filed against Micros-to-Mainframes, Inc., a New York corporation (the "Registrant") and its directors, seeking to enjoin Registrant's proposed merger with BTG, Inc., a Virginia corporation ("BTG"). The Agreement and Plan of Merger was entered into by and between Registrant and BTG on August 29, 1997 and is described in the Registrant's Current Report on Form 8-K of the same date.

      The suit was filed in the Supreme Court, State of New York, County of New York (Index No. 97-606469) as a class action by Adele Brody, on behalf of herself and all others similarly situated. The named defendants, in addition to the Registrant, are Howard Pavony, Steven H. Rothman, Frank T. Wong, Robert A. Fries, Ramon Mota, Joseph J.Farley and William Lerner, each of whom is a director of the Registrant.

     The complaint alleges that (i) the named defendants, by virtue of authorizing the Merger Agreement, breached their fiduciary duties to the plaintiff and to other public shareholders of MTM, and (ii) the named defendants breached their duty of loyalty to the Registrant's shareholders and violated the provisions of Section 501(c) of the Business Corporation Law of the State of New York, which states in part that "each share shall be equal to every other share of the same class."

    The Registrant believes that there is no merit to any of the allegations and intends to defend vigorously against the action.

      On December 23 in New York State Supreme Court before Justice Ira Gammerman, plaintiff's counsel,without submitting additional papers,asked the Court for an order granting (a) expedited discovery in preparation for the January 6, 1998 hearing; (b) a temporary restraining order preventing the holding of a shareholders meeting; and (c) a temporary restraining order preventing the closing of the transaction. The Court refused to grant any of the relief requested and directed that the parties appear at 4:00 p.m.
on January 6, 1998 to argue the motion.


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 (c) Exhibits.


20.1   Press Release of Registrant dated December 19,  1997.

				 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


						  MICROS-TO-MAINFRAMES, INC.
							(Registrant)



Date: December 24 , 1997                       By:s/s/ Steven H. Rothman
						       Steven H. Rothman
						       CEO and President



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EXHIBIT INDEX

Exhibit No.                                     Description





     20.1               Press Release of Registrant dated December 19, 1997.







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